RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS13 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS13


           $ 323,030              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                 Prospectus Supplement dated September 20, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 20, 2002.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................              17     $  1,087,006        1.67%     $ 63,942        74.20%
500 - 519 ................................              11          692,713        1.06        62,974        75.52
520 - 539 ................................               6          450,016        0.69        75,003        78.82
540 - 559 ................................              10          636,829        0.98        63,683        72.89
560 - 579 ................................              11          751,976        1.15        68,361        68.48
580 - 599 ................................              19        2,226,263        3.42       117,172        76.01
600 - 619 ................................              16        1,508,646        2.32        94,290        69.68
620 - 639 ................................              18        1,730,559        2.66        96,142        72.17
640 - 659 ................................              47        4,197,642        6.45        89,312        70.98
660 - 679 ................................              61        4,992,476        7.67        81,844        70.55
680 - 699 ................................              56        5,066,262        7.78        90,469        71.69
700 - 719 ................................              82        7,686,310       11.80        93,735        70.61
720 - 739 ................................              75        6,862,744       10.54        91,503        71.42
740 - 759 ................................              82        8,211,431       12.61       100,139        65.55
760 - 779 ................................              74        8,209,644       12.61       110,941        67.77
780 - 799 ................................              74        7,578,315       11.64       102,410        69.57
800 or greater ...........................              36        3,068,879        4.71        85,247        69.71
                                                       ---     ------------      ------      --------        -----
Subtotal with Credit Score ...............             695     $ 64,957,711       99.74%     $ 93,464        70.01%
Not Available ............................               3          168,179        0.26        56,060        64.15
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304        69.99%
                                                       ===     ============      ======

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

         The minimum and maximum credit scores of the mortgage loans were 434 and 833, respectively, and the weighted average credit score of the mortgage loans was 711.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             515     $ 51,361,814       78.87%     $ 99,732           708       70.21%
Second/Vacation ..........................              12        1,106,375        1.70        92,198           756       60.37
Non Owner-occupied .......................             171       12,657,701       19.44        74,022           721       69.95
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711       69.99%
                                                       ===     ============      ======


                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................             111     $ 10,000,540       15.36%     $ 90,095           731       75.19%
Rate/Term Refinance ......................             244       24,912,976       38.25       102,102           715       67.09
Equity Refinance .........................             343       30,212,374       46.39        88,083           702       70.67
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711       69.99%
                                                       ===     ============      ======



                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             514     $ 46,590,596       71.54%     $ 90,643           708       70.25%
Planned Unit Developments (detached) .....              66        8,879,050       13.63       134,531           721       70.14
Two-to-four family units .................              55        5,382,467        8.26        97,863           706       66.82
Condo Low-Rise (less than 5 stories) .....              38        2,528,301        3.88        66,534           747       68.82
Planned Unit Developments (attached) .....               7          558,982        0.86        79,855           736       79.57
Manufactured Home ........................               9          549,630        0.84        61,070           699       73.32
Townhouse ................................               7          491,036        0.75        70,148           686       66.11
Condo Mid-Rise (5 to 8 stories) ..........               2          145,828        0.22        72,914           750       80.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711       69.99%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska ...................................               1     $     82,837        0.13%     $ 82,837           648       80.00%
Alabama ..................................              29        2,095,166        3.22        72,247           680       79.63
Arkansas .................................               4          194,070        0.30        48,518           674       80.02
Arizona ..................................               8          677,239        1.04        84,655           687       68.34
California ...............................              70       10,092,768       15.50       144,182           742       62.41
Colorado .................................              22        2,628,520        4.04       119,478           710       66.01
Connecticut ..............................               8          418,794        0.64        52,349           734       67.69
Delaware .................................               1           61,325        0.09        61,325           634       79.00
Florida ..................................              67        6,092,998        9.36        90,940           721       71.25
Georgia ..................................              34        2,784,985        4.28        81,911           681       73.73
Hawaii ...................................               1          262,028        0.40       262,028           746       83.00
Iowa .....................................               8          454,263        0.70        56,783           743       78.58
Idaho ....................................               1          103,139        0.16       103,139           739       80.00
Illinois .................................              16        1,511,566        2.32        94,473           713       70.67
Indiana ..................................              11          482,118        0.74        43,829           697       70.88
Kansas ...................................              11          516,231        0.79        46,930           688       72.26
Kentucky .................................               4          197,441        0.30        49,360           716       80.49
Louisiana ................................              16          999,097        1.53        62,444           695       74.14
Massachusetts ............................               4          480,183        0.74       120,046           689       58.35
Maryland .................................              12        1,819,292        2.79       151,608           714       73.16
Maine ....................................               3          299,289        0.46        99,763           730       83.85
Michigan .................................              10        1,026,152        1.58       102,615           668       60.02
Minnesota ................................               3          223,322        0.34        74,441           769       57.23
Missouri .................................               6          433,984        0.67        72,331           711       79.67
Mississippi ..............................               8          496,575        0.76        62,072           690       74.65
Montana ..................................               2          202,941        0.31       101,471           732       72.54
North Carolina ...........................              11        1,243,558        1.91       113,051           642       74.53
Nebraska .................................               5          314,332        0.48        62,866           642       79.46
New Hampshire ............................               6          576,235        0.88        96,039           734       57.05
New Jersey ...............................               8        1,232,198        1.89       154,025           756       57.84
New Mexico ...............................               5          410,685        0.63        82,137           694       76.42
Nevada ...................................              10          945,446        1.45        94,545           692       73.15
New York .................................              21        3,357,531        5.16       159,882           714       61.59
Ohio .....................................              19          949,926        1.46        49,996           670       69.95
Oklahoma .................................              23        1,261,290        1.94        54,839           671       76.92
Oregon ...................................              12        1,127,288        1.73        93,941           722       65.47
Pennsylvania .............................              20        1,205,879        1.85        60,294           705       75.90
Rhode Island .............................               1           66,673        0.10        66,673           810       27.00
South Carolina ...........................               7          408,364        0.63        58,338           705       67.98
Tennessee ................................              13        1,229,727        1.89        94,594           708       83.16
Texas ....................................             141       13,009,471       19.98        92,266           704       72.60
Utah .....................................               3          537,690        0.83       179,230           775       73.26
Virginia .................................              21        1,539,756        2.36        73,322           738       73.76
Washington ...............................               8          834,181        1.28       104,273           702       75.72
Wisconsin ................................               3          178,258        0.27        59,419           705       65.35
West Virginia ............................               1           61,080        0.09        61,080           669       66.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711       69.99%
                                                       ===     ============      ======

----------
No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Florida and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Florida.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             249     $ 22,107,047       33.95%     $ 88,783           710       74.44%
Reduced Documentation ....................             449       43,018,843       66.05        95,810           711       67.71
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711       69.99%
                                                       ===     ============      ======

         No more than 18.9% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 6.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
3.375 - 3.499 ............................               1     $     64,228        0.10%     $ 64,228           666       80.00%
5.500 - 5.624 ............................               1          376,963        0.58       376,963           799       50.00
5.625 - 5.749 ............................               1          157,425        0.24       157,425           721       48.00
5.750 - 5.874 ............................               1          158,979        0.24       158,979           653       46.00
5.875 - 5.999 ............................               6        1,105,459        1.70       184,243           734       60.14
6.000 - 6.124 ............................              14        2,059,550        3.16       147,111           700       64.23
6.125 - 6.249 ............................              15        1,834,991        2.82       122,333           722       68.94
6.250 - 6.374 ............................              31        5,006,997        7.69       161,516           743       69.21
6.375 - 6.499 ............................              54        6,703,073       10.29       124,131           724       71.17
6.500 - 6.624 ............................              80        8,744,074       13.43       109,301           725       68.15
6.625 - 6.749 ............................              73        7,659,344       11.76       104,923           725       69.56
6.750 - 6.874 ............................              74        7,359,356       11.30        99,451           683       71.00
6.875 - 6.999 ............................              96        7,956,790       12.22        82,883           699       68.75
7.000 - 7.124 ............................              51        3,767,446        5.78        73,871           708       72.08
7.125 - 7.249 ............................              27        1,720,360        2.64        63,717           699       72.96
7.250 - 7.374 ............................              43        2,900,729        4.45        67,459           688       74.76
7.375 - 7.499 ............................              41        2,459,620        3.78        59,991           707       77.22
7.500 - 7.624 ............................              46        3,140,736        4.82        68,277           686       72.07
7.625 - 7.749 ............................              24        1,068,344        1.64        44,514           711       70.66
7.750 - 7.874 ............................              10          532,971        0.82        53,297           648       75.61
7.875 - 7.999 ............................               3          121,174        0.19        40,391           700       85.43
8.000 - 8.124 ............................               1           25,024        0.04        25,024           724       59.00
8.500 - 8.624 ............................               1           26,613        0.04        26,613           642       25.00
8.625 - 8.749 ............................               1           40,164        0.06        40,164           685       75.00
9.000 - 9.124 ............................               1           61,164        0.09        61,164           726       80.00
9.500 - 9.624 ............................               2           74,317        0.11        37,158           639       81.64
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711       69.99%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.7068% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.220 ....................................               1     $    376,963        0.58%     $376,963           799       50.00%
5.345 ....................................               1          157,425        0.24       157,425           721       48.00
5.470 ....................................               1          158,979        0.24       158,979           653       46.00
5.595 ....................................               6        1,105,459        1.70       184,243           734       60.14
5.720 ....................................              14        2,059,550        3.16       147,111           700       64.23
5.845 ....................................              14        1,754,413        2.69       125,315           724       69.35
5.920 ....................................               1           80,578        0.12        80,578           669       60.00
5.970 ....................................              32        5,133,882        7.88       160,434           744       69.18
                                                        --     ------------       -----      --------           ---       -----
Total, Average or Weighted Average .......              70     $ 10,827,249       16.63%     $154,675           731       65.96%
                                                        ==     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 2.983498203%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             407     $ 22,390,751       34.38%     $ 55,014           697       70.80%
100,001-200,000 ..........................             240       27,652,257       42.46       115,218           714       70.22
200,001-300,000 ..........................              22        4,540,460        6.97       206,385           721       66.94
300,001-400,000 ..........................              13        3,907,701        6.00       300,592           709       70.39
400,001-500,000 ..........................              11        4,298,318        6.60       390,756           731       67.99
500,001-600,000 ..........................               5        2,336,404        3.59       467,281           747       68.53
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711       69.99%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              96     $  8,672,934       13.32%     $ 90,343           729
50.01-55.00 ..............................              28        2,970,363        4.56       106,084           719
55.01-60.00 ..............................              38        3,176,423        4.88        83,590           710
60.01-65.00 ..............................              42        3,971,628        6.10        94,563           704
65.01-70.00 ..............................              69        7,563,888       11.61       109,622           722
70.01-75.00 ..............................             116       10,640,057       16.34        91,725           711
75.01-80.00 ..............................             206       20,006,054       30.72        97,117           702
80.01-85.00 ..............................              21        1,884,546        2.89        89,740           718
85.01-90.00 ..............................              53        4,073,635        6.26        76,861           698
90.01-95.00 ..............................              29        2,166,361        3.33        74,702           706
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             698     $ 65,125,890      100.00%     $ 93,304           711
                                                       ===     ============      ======

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 69.99%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         88        79          71           66
March 2007.......................................   88         78        62          51           43
March 2008.......................................   81         67        48          36           28
March 2009.......................................   74         58        37          25           18
March 2010.......................................   66         49        28          17           11
March 2011.......................................   58         40        20          11            7
March 2012.......................................   50         32        15           7            4
March 2013.......................................   41         25        10           5            2
March 2014.......................................   31         18         6           3            1
March 2015.......................................   21         11         4           1            1
March 2016.......................................   10          5         1           *            *
March 2017.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...   6.65       5.22      3.61        2.77         2.30

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $10,827,248.96        $54,298,641.30
Weighted average mortgage rate .................         6.1039198661%         6.8310000000%
Weighted average servicing fee rate.............         0.2829297583%         0.3299408570%
Weighted average original term to maturity
(months) .......................................                  179                   179
Weighted average remaining term
to maturity (months) ...........................                  142                   142

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$242,224......................        4.556%           5.970%          9.000%          12.043%          14.694%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430
Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                     APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:27:48                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS13(POOL # 4622) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4622
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GN56    50,015,052.00  20,523,524.61     3.250000  %    501,548.30
A-2     76110GN64    25,000,000.00  10,258,674.03     4.250000  %    250,698.68
A-3     76110GN72    41,861,242.00           0.00     5.300000  %          0.00
A-4     76110GN80    11,721,148.00           0.00     0.000000  %          0.00
A-5     76110GN98             0.00           0.00     0.000000  %          0.00
A-6     76110GP21       100,000.00           0.00     6.000000  %          0.00
A-7     76110GP39    71,320,035.00  29,265,959.64     3.050000  %    715,193.54
A-7A    76110GQ79     1,196,523.00     490,989.58     3.049996  %     11,998.67
A-8     76110GP47             0.00           0.00     5.450000  %          0.00
A-P     76110GP54       810,895.39     326,062.42     0.000000  %      4,250.00
A-V     76110GP62             0.00           0.00     0.418499  %          0.00
R-I     76110GP70           100.00           0.00     6.000000  %          0.00
R-II    76110GP88           100.00           0.00     6.000000  %          0.00
M-1     76110GP96     3,847,200.00   3,442,962.40     6.000000  %     15,720.76
M-2     76110GQ20       519,900.00     465,272.44     6.000000  %      2,124.45
M-3     76110GQ38       623,900.00     558,344.83     6.000000  %      2,549.43
B-1     76110GQ46       312,000.00     279,217.16     6.000000  %      1,274.92
B-2     76110GQ53       208,000.00     186,144.77     6.000000  %        849.94
B-3     76110GQ61       415,979.14     328,082.36     6.000000  %      1,316.41

-------------------------------------------------------------------------------
                  207,952,074.53    66,125,234.24                  1,507,525.10
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        55,584.55    557,132.85            0.00       0.00     20,021,976.31
A-2        36,332.80    287,031.48            0.00       0.00     10,007,975.35
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7        74,384.31    789,577.85            0.00       0.00     28,550,766.10
A-7A        1,247.93     13,246.60            0.00       0.00        478,990.91
A-8       135,146.14    135,146.14            0.00       0.00              0.00
A-P             0.00      4,250.00            0.00       0.00        321,812.42
A-V        23,061.12     23,061.12            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        17,214.81     32,935.57            0.00       0.00      3,427,241.64
M-2         2,326.36      4,450.81            0.00       0.00        463,147.99
M-3         2,791.72      5,341.15            0.00       0.00        555,795.40
B-1         1,396.09      2,671.01            0.00       0.00        277,942.24
B-2           930.72      1,780.66            0.00       0.00        185,294.83
B-3         1,640.41      2,956.82            0.00       0.00        326,584.32

-------------------------------------------------------------------------------
          352,056.96  1,859,582.06            0.00       0.00     64,617,527.51
===============================================================================











































Run:        04/04/05     17:27:48
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS13(POOL # 4622) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4622
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     410.346961   10.027947     1.111356    11.139303   0.000000  400.319014
A-2     410.346961   10.027947     1.453312    11.481259   0.000000  400.319014
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     410.346961   10.027947     1.042965    11.070912   0.000000  400.319014
A-7A    410.346962   10.027948     1.042964    11.070912   0.000000  400.319014
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     402.101713    5.241132     0.000000     5.241132   0.000000  396.860580
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     894.926802    4.086284     4.474633     8.560917   0.000000  890.840519
M-2     894.926805    4.086286     4.474630     8.560916   0.000000  890.840519
M-3     894.926799    4.086280     4.474627     8.560907   0.000000  890.840519
B-1     894.926801    4.086282     4.474647     8.560929   0.000000  890.840519
B-2     894.926817    4.086298     4.474615     8.560913   0.000000  890.840519
B-3     788.699058    3.164606     3.943491     7.108097   0.000000  785.097820

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:27:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS13 (POOL #  4622)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4622
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,789.94
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,029.39

SUBSERVICER ADVANCES THIS MONTH                                       24,560.46
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    20   1,701,960.67

 (B)  TWO MONTHLY PAYMENTS:                                    3     203,202.87

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     101,080.91


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        517,463.32

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      64,617,527.50

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          692

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,205,703.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.00594200 %     6.78820000 %    1.19991150 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.85636800 %     6.88077245 %    1.22841990 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              772,019.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,171,010.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.70854065
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              142.30

POOL TRADING FACTOR:                                                31.07327861